EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333 - 258975 on Form S-3 and Registration Statement No. 333 - 191096 on Form S-8 of our reports dated February 28, 2023, relating to the financial statements of Service Properties Trust and the effectiveness of Service Properties Trust's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 28, 2023